UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 4, 2005 (January 31, 2005)
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Falcon Products, Inc.
(Exact Name of Registrant as Specified in Its Charter)
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Delaware
(State or Other Jurisdiction of Incorporation

1-11577	43-0730877
(Commission File Number)	(I.R.S. Employer Identification Number)

9387 Dielman Industrial Drive, St. Louis, Missouri 63132
(Address of Principal Executive Offices) (Zip Code)

(314) 991-9200
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

The information provided in Item 1.03 of this Current Report on Form 8-K regarding the DIP Credit Agreement (as such term is defined below) is incorporated by reference into this Item 1.01.
Item 1.03.	Bankruptcy or Receivership.

On January 31, 2005, Falcon Products, Inc. (the "Company") and its direct and indirect domestic subsidiaries (collectively, the "Debtors") filed voluntary petitions in the United States Bankruptcy Court for the Eastern District of Missouri, Eastern Division located in St. Louis, Missouri (the "Bankruptcy Court") (Case No. 05-41108) seeking relief under the provisions of Chapter 11 of Title 11 of the United States Code (the "Bankruptcy Code") (the "Chapter 11 Case"). The Debtors will continue to operate their businesses as debtors-in-possession under the jurisdiction of the Bankruptcy Court and in accordance with applicable provisions of the Bankruptcy Code. A copy of the Company's press release, dated February 1, 2005, announcing the bankruptcy filing and an agreement in principle regarding a restructuring plan is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

In addition, on February 4, 2005, the Debtors entered into a Post-Petition Credit Agreement (the "DIP Credit Agreement"), among Falcon Products, Inc., Shelby Williams Industries, Inc., Sellers & Josephson Inc., Epic Furniture Group, Inc., Howe Furniture Corporation, Falcon Holdings, Inc., The Falcon Companies International, Inc., Johnson Industries, Inc. and Madison Furniture Industries, Inc., as borrowers, DDJ Capital Management, LLC, as administrative agent and collateral agent, and the lenders from time to time party thereto (the "Lenders"). Certain of the Company's existing lenders are also lenders under the DIP Credit Agreement.

The DIP Credit Agreement provides for a $45 revolving credit facility, which will be used to pay all of the outstanding indebtedness under the Company's existing revolving credit facility with Fleet Capital Corporation and provide the Company with working capital.

The DIP Credit Agreement provides for certain covenants including, but not limited to, affirmative and negative covenants with respect to additional indebtedness, new liens, declaration or payment of dividends, sales of assets, acquisitions, loans, investments, capital expenditures, issuance of securities and leases. Payment under the DIP Credit Agreement may be accelerated following certain events of default including, but not limited to, dismissal of the Chapter 11 Case or conversion of the Chapter 11 Case to a case under Chapter 7 of the Bankruptcy Code, appointment of a trustee or examiner with enlarged powers, failure to make payments when due, noncompliance with covenants, breaches of representations, a Material Adverse Change (as defined in the DIP Credit Agreement) and warranties and the granting of relief from the automatic stay to permit foreclose on material assets of the Debtors.

The DIP Credit Agreements terminate on the earlier of February 3, 2006, or the occurrence of certain other events, including (i) the date that the commitment is terminated following the occurrence of an event of default, (ii) the date of any determination to proceed with the sale or liquidation of any of the Debtors without the consent of the Lenders other than pursuant to a plan that provides for payment in full of all obligations owing under the DIP Credit Agreement in full in cash, (iii) the effective date of a reorganization plan confirmed by the Bankruptcy Court providing for payment in full of all obligations owing under the DIP Credit Agreement, or (iv) the date on which the Company on behalf of the Debtors sets for the voluntary payment in full of all obligations under the DIP Credit Agreement. The Agreement also provides for conversion into an exit facility at the option of the Debtors.

The foregoing description of the DIP Credit Agreement is qualified in its entirety by reference to the DIP Credit Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.
Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.03 of this Current Report on Form 8-K regarding the DIP Credit Agreement (as such term is defined below) is incorporated by reference into this Item 2.03.

Item 8.01.	Other Events.

On February 1, 2005, the Company issued a press release, included as Exhibit 99.1, which press release is incorporated herein by reference.
Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits

Exhibit No.	Description of Exhibits
10.1	Post-Petition Credit Agreement, dated February 4, 2005
99.1	Press Release dated February 1, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Falcon Products, Inc

By:	/s/ Franklin A. Jacobs
Franklin A. Jacobs
Chairman and Chief Executive Officer